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PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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On March 9, 2021, Kohl’s Corporation launched the website KohlsMomentum.com with the following content:

The Activist Investors’ campaign
Stock price has appreciated I We have received positive
/‘T’” more than 170%, and out- sell-side analyst reports I e ervere ir an urt
\ ) performed the S&P 500 by    including seven analyst I quarter earningst t
more than 150% upgrades
I WSJ: Kohl’s Should Reject Short-
. .... ... Sighted Investor Activism
Read More
/LMMC WSJ: KohI’s Is ‘Way Ahead’ of Activist
KOHL’S SHOULD REJECT
SHORT-SIGHTED ACTIVISM iBMHB

# We are well positioned to deliver a multi-year improvement in sales and operating margin.

## Compelling New Strategy and Momentum

FOCUSED ON CREATING LONG-TERM SHAREHOLDER VALUE THROUGH ACCELERATING TOP LINE GROWTH AND EXPANDING OPERATING MARGIN TO 7% TO 8% BY 2023... WITH PROGRESS WELL UNDERWAY

SEPHORA

**partnership announced in December 2020** will drive substantial beauty sales growth + new customer acquisition

**Exceeding expectations in third quarter and fourth quarter earnings**

**7**
**Equity Analyst recommendation upgrades**

**over 170%**
**KSS stock appreciation,** outperforming S&P 500 by more than 150%

## Expand Operating Margin to 7% to 8% by 2023

**Increase Gross Margin Rate**

- Inventory Management
- Sourcing
- Price/Promo Optimization
- Supply Chain Transformation

**Drive SG&A Efficiency**

- Store Automation
- Reducing Marketing Expense Rate
- Technology Expense Efficiency
- Operational Excellence

KOHL'S

Home
Our Strategy
Our Board
News & Commentary
Contact
Kohls.com

INVESTOR INQUIRIES

**Mark Rupe, Kohl's**
T: (262) 703-1266
investor.relations@kohls.com

MEDIA INQUIRIES

**Jen Johnson, Kohl's**
T: (262) 703-5241
jen.johnson@kohls.com

**Lex Suvanto, Edelman**
T: (646) 775-8337
Lex.Suvanto@edelman.com

KOHL'S

© 2021 Kohl's, Inc. All rights reserved.

Home Strategy To Create value Our Boaro Shareftoloer Resources News & Commentary Contact
SBK
Our Board and management team announced, in October 2020. a new visior a d long-term strategic framework to accelerate our growth and profitability.
The strategy, centered around the new vision to be the most trusted retailer ofchoce for the active and casual lifestyle, incudes a goal of expanding our operating margin to 7% to 8%.
We are already making progress against our strategy.
We reported strong third quarter and fourth quarter earnings that exceeded expectations across key metrics.
in both quarters, we delivered sequential sates improvement a better than expected gross margin rate and strong SCSA expense management, all of which further strengthened our financial position
The Most Trusted Retailer of Choice for the Active and Casual Lifestyle
Destination for Active & Casual Leading with Loyalty and Value Differentiated Omni-channel
Lifestyle Experience
• Best-in-class loyalty

. Expand Active and Outdoor . Drive productivity through deeper • Healthy store base in evolving
• Reignite growth in Women’s engagement
. Build a sizable Beauty business • Deliver personalized experiences • Modernize the store experience
. Drive category productivity and
inventory turn • Further enhance omni-channel
. Capture market share from retain
industry disruption
Expand Operating Margin Disciplined Capital Strong Organizational
Management Core
Operating Margin Coal of 7% to
BK Maintain Strong Balance Sheet Agile, Accountable fl Inclusive
Culture
End-to-end su poly chai n Susta in irrvest ~i ent Grade
transformation rating . Innovative and adaptive
. 5G&A efficiency th rough Solid cash flow generation
store I a DC r, mar ket g, a nd Com m —ed to return ing + Foe used on di varsity and tech nology ca pital to sh a re holders ndusion
Operational experience . ESG stewards’! p
Creating Long-Term Shareholder Value
Our Strategy is Producing Results
Q3 2020 and Q4 2020 Earnings Results Exceeded Expectations
Sales shawed contin u ed seq ue ntial im provernent duri ng pandemic
Gross Margin trend has improved in Q3 2020 and Q4 2020, benefiti“g from disci pl red nventory management and optimizing pricing and promotional strategies; inventory turnover was a 5year high on Q32020 and 10year high n Q4 2020
Expenses: Qj3 2020 and Q4 2020 SG SA ex p en ses decl i nedl S% incl udi ng a rd 10% exc I udi ng C CMD-19 ex pe rises
Strong cash flow of S1.3 billion and free cash flew of $90B million for full year 2020
Further solidified financial position ending the year with $2.3bill o- of cash
Resuming capital allocation strategy n 2021: reinstating dividend, planning share repurchases, and emc oyirg I abi ity management strategies; including debt repurchases

“We believe the rollout of Sephora “With additional details provided or. “We came away from KSS’s4Q EPS call B shop-in-snops and new brands (ind the path to 7.0%-6.0% EBIT margins Dy with a greater level of confidence in ISIHI
Mllllij Catvin Klein) are big wins that can drive 2023 and numerous top-line initiatives management’s medium-term outlook l                B
topline performance (and heip attract underway including the women’s Recall. Cowen’s upgrade thesis is new brands creating a virtuous circle)” apoarei revamp, expansion of active Dredicated on increasing relevance
. and outdoor, as well as the August 1st with younger shoppers through active,
- Citi, March 2,2021 launch ofSephora, we remain beauty, and women’s reset, leveraging constructive on shares and credit stores as hubs, and upside to Street’s management for improving the conservative outlook’ jiMMS
company’s cost structure, pricing
organization strategy, and approach—Cowen, March 3,2021
to customer engagement.” i
- Deutsche Bank, March 2,2021

H Hame S-Trategy Ta Create Value Dur Board Eharefrialder Resources News A Commentary Contact
Kohl’s directors are serving as agents of positive change
ion 201 u 2 JTI
M owm Mthml fandw 6d r Mirhofl
JX X    U X“’    tart” KDHtS MFS4C
““ “     ‘rrt-pecdence • M%
- - Mi
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_ _ “L”
Refreshed the Baa rd and purposely added skills needed
to drive strategy change S
G nckif Divw-Kty ( Women)     29%
Appointment of Michelle Cass as CEO in 2018 to drive a
fundaments change across the organ zation
6 new Board Members added since 2016
Support ng the development of the Company s new
strateg ic p Ian, a nnou need In October 2020, with the No Director its on mo re than two o utsidc Boa rds goal of accelerat rg revenue growth and enhancing
long-term prof itao ility; Seven ofl2 Directors a re current or former CEOs,
CFOs, COOs of public companies
Providing oversight for significant, targeted investment
I’o...” omnichannel and e-commerce capabilities to
strengthen our competitive positioning

## Strong board with diverse skill set

| Skill or Expertise | Bender | Boneparth | Burd | Consel | Floyd | Gass | Mitchell | Prising | Schlifske | Shapira | Sica | Streeter |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Current or Former Public Company CEO | | ✓ | ✓ | | | ✓ | | ✓ | | | | ✓ |
| Senior Leadership Experience | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ |
| Public Company Board Experience (other than Kohl's) | ✓ | ✓ | ✓ | | ✓ | ✓ | | ✓ | | ✓ | ✓ | ✓ |
| Board Diversity (Gender or Racial/ Ethnic Diversity) | ✓ | | | | | ✓ | ✓ | | | ✓ | | ✓ |
| Retail or Consumer-Facing Industries | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ |
| Finance, Accounting or Financial Reporting Experience | ✓ | ✓ | ✓ | | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ | ✓ |
| Technology, E-Commerce or Digital Experience | ✓ | | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | | ✓ | ✓ |
| Marketing, Public Relations or Brand Management Experience | ✓ | ✓ | ✓ | | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | | ✓ |
| Operations Management Experience | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | ✓ | | | ✓ |
| Human Capital, Culture or Compensations Experience | ✓ | ✓ | ✓ | | ✓ | ✓ | | ✓ | ✓ | | ✓ | ✓ |

✓ Four current or former retail CEOs

## Kohl's board outmatches Activist Investors' Nominees in Key Skills

| | Kohl's Board | Activist Nominees |
|---|---|---|
| Public Company Board Experience | 12 | 5 |
| Current of Former Public Company CEO | 5 | 1 |
| Retail or Consumer-Facing Industries | 12 | 8 |
| Finance, Accounting or Financial Reporting Experience | 10 | 4 |
| Technology, E-Commerce or Digital Experience | 10 | 3 |
| Marketing, Public Relations or Brand Management Experience | 10 | 4 |
| Operations Management Experience | 10 | 3 |

**Kohl's board has broader and deeper experience...**

**...while Activist Investors' slate has overseen significant value destruction, resulting in over 10 bankruptcies.**

H Resources ‘B k I Earnings Results H Strategy Presentations

KOHL'S

Home | Strategy To Create Value | Our Board | Shareholder Resources | News & Commentary | Contact

# News & Commentary



Mar 2, 2021 | The Wall Street Journal

WSJ: Kohl's Is 'Way Ahead' of Activist Investors, CEO Says

Read Article

Mar 2, 2021 | The Wall Street Journal

WSJ: Kohl's Should Reject Short-Sighted Investor Activism

Read Article

Mar 5, 2021 | InvestorPlace

Kohl's Should Give Its CEO a Chance

Read Article

Mar 5, 2021 | Milwaukee Business Journal

Why Kohl's has big hopes for its partnership with Sephora

Read Article

Mar 3, 2021 | Fortune

Kohl's CEO gets small assist in fight with activists thanks to Amazon partnership

Read Article

Mar 2, 2021 | CNBC

Kohl's says it has no plans to sell more real estate and lease it back. Here's why

Read Article

Mar 2, 2021 | New York Times

Kohl's chief executive pushes back against activist investors

Read Article

Mar 2, 2021 | CNBC

Kohl's says it added 2 million new customers in 2020, thanks to Amazon

Read Article

Feb 25, 2021 | New York Times

Activists take old-school approach at Kohl's

Read Article

Feb 22, 2021 | Bloomberg

Kohl's Activists Have a Point, But Why Now?

Read Article

Feb 22,2021 I Fortune
Kohl’s CIEO is facing a rough ride with activist investors
Read Article
PAGE 1 OF 1 KOHL’S INVESTOR ENQUIRIES MEDIA INQUIRIES KOHLS
Home Ma rk Hupe-Kohl’s Jen Johnson. Kohl’s Lex Suva nto. Edelman
.—(262) 703-1266 T: (262 7C3-5241 T: (646) 775-8337 2CZ1 Koh h, I nc. Al ’igits reserved
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Investor Contact Media Contact
Mark Rupe, Kohl’s Jen Johnson, Kohl’s Lex Suvanto, Edelman
T: (262) 703-1266 T: (262) 703-5241 T: f646) 775-8337
:nvestor.reiations@kohrs.com ten iohnsonQkori scorn Lex.Suvartogiiedelmancom

Script for WSJ Video:
WSJ: HEARD ON THE STREET “KOHL’S SHOULD REJECT SHORT-SIGHTED ACTIVISM LAST MONTH, ACTIVIST INVESTORS
THAT CONTROL A COMBINED 9.5% STAKE IN KOHLS....UNVEILED A CAMPAIGN TO TAKE CONTROL OF ITS BOARD,....BUT THEIR PLAN IS A TOUGH SELL ...THEIR PLAN LACKS PUNCH 1...KOHL’S HAS FARED BETTER THAN PEERS AND ITS NET
SALES IN THE 4TH QUARTER DECLINED 10% FROM A YEAR EARLIER, EXCEEDING EXPECTATIONS AND OUTPERFOMRING RIVALS LIKE MACY’S...2...IT IS INLINE WITH OFF-PRICE RETAILERS TJX COMPANIES SAW ITS NET SALES DECLINE 10%
OVER THE SAME PERIOD THEIR PUSH FOR SALE-LEASEBACKS OF PROPERTIES...AND SHARE REPURCHASES IS THE MOST
CONTROVERSIAL THEY BELIEVE KOHL’S SALE-LEASEBACK PROCEEDS AND THE REPURCHASE PROGRAM TOGETHER COULD INCREASE EARNINGS PER SHARE BY AT LEAST 25%, BUT THAT COMES WITH LONG-TERMS RISKS...A RESEARCH NOTE FROM MORGAN STANLEY POINTS OUT THAT SALE-LEASEBACK TRANSACTIONS ”RARELY TRANSLATE INTO
POSITIVE ECONOMIC VALUE FOR THE RETAILER.”...WHILE SHORT-TERM GAINS CAN TRANSLATE INTO LONG-TERM ONES, THE ACTIVISTS’ INVESTMENT HORIZONS DON’T SEEM TO BE ALIGNED WITH THOSE OF LONG-TERM STAKEHOLDERS.”

RETAIL • ACTIVIST INVESTING Kohl’s CEO gets small assist in fight with activists, thanks to Amazon partnership B PHILWAHBA March 3.2021 10:43 AM EST

Kohl’s CEO Michelle Gass has needed a win in her brewing battle with activist shareholders unhappy with the retailer’s chronic stagnation. And she got one, modest as it was, in the form of winning 2 million new customers last year thanks to her company’s partnership with Amazon in which Kohl’s operates counters at its own stores that handle returns for the e-commerce giant. The idea has been to get more people to come to stores, especially young consumers new to Kohl’s, and hopefully shop while they’re there, enticing them by giving them a Kohl’s coupon. Her disclosure on Tuesday about the impact of the Amazon returns sendce was the first time Kohl’s shared any specific data about the partnership. It came eight days after a group of activist investors announced plans to replace the majority of Kohl’s board, and slammed its strategy, including questioning the benefits of working with Amazon, a retailer that has eaten into Kohl’s market share. PAID CONTENT A bit of genetics, a world of potential. FROM BAYER Gass, CEO since 2018, told Wall Street analysts that one-third of those new customers were the younger shoppers Kohl’s covets, a data point that helps her defend part of her strategy. (Kohl’s had 65 million shoppers in all last year.) Many analysts have long theorized that many shoppers come into Kohl’s to return an Amazon-bought item and then leave. But Gass says they are boostine business at Kohl’s stores, without g how much more.

"It's really across the entire store," Gass tells *Fortune*. What's more, she said, a bigger percentage of the Amazon shoppers popping in to make a return last year had actually shopped while at Kohl's compared to the previous year.


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The Amazon tie-up, announced in 2017, is a centerpiece of Gass's efforts to return Kohl's to growth after years of stagnation that preceded a 20% drop in sales last year, in large part because of the pandemic. Her other major moves have included a big push into more activewear and, more recently, landing a deal to host Sephora's highly popular beauty shops inside Kohl's stores, with the first ones coming on line this year.

With the pandemic's grip on Kohl's business easing, Gass announced new steps to spur the retailer's hoped-for turnaround. A key initiative there is to "refresh" some 675 stores in the coming years, taking advantage of the remodeling work Kohl's will have to do anyway to set up the Sephora shops so that customers don't just come into Sephora and leave without perusing the rest of the Kohl's. That will include new lighting, fixtures, and a drop in assortment, reducing clutter in the process and rejiggering layout to support Kohl's shifting focus to areas like sportswear.

"We will invest in the store itself; we will reflow categories to be reflective of our strategy," Gass says. This will help address an oft-cited criticism of Kohl's by analysts: stores that look dated. Kohl's has lost a lot of market share to Target for a number of reasons. One of those reasons has been an aggressive remodeling plan that has helped rejuvenate Target. (On Tuesday, Target announced an accelerated remodeling program.)

"Execution in shops is not terrible, but there is more to do to make the shop floor really compelling," Neil Saunders, managing director of GlobalData, wrote in a research note.

As 2020 progressed, sales declines moderated, with a 10% decline in the holiday season quarter. Kohl's expects sales to rise by a mid-teens percentage this year. (That would still leave it well below 2019 levels.)

Learn more Gass is betting that as the pandemic recedes, consumers will resume more typical shopping patterns and spend more. And a lot of that will come to Kohl’s because many of its rivals withered during the pandemic. “Shopping overall is going to increase. We’re going to benefit from that.” she says. “We’re going to benefit from the disruption that has happened.” Date: March 3rd, 2021 Outlet: Fortune Author: Phil Wahba Headline: Kohl’s CEO gets small assist in fight with activists thanks to Amazon partnership Kohl’s CEO Michelle Gass has needed a win in her brewing battle with activist shareholders unhappy with the retailer’s chronic stagnation. And she got one, modest as it was, in the form of winning 2 million new customers last year thanks to her company’s partnership with Amazon in which Kohl’s operates counters at its own stores that handle returns for the e-commerce giant. The idea has been to get more people to come to stores, especially consumers new to Kohl’s and young, and hopefully shop while they’re there, enticing them by giving them a Kohl’s coupon. Her disclosure on Tuesday about the impact of the Amazon returns service was the first time Kohl’s shared any specific data about the partnership. It came eight days after a group of activist investors announced plans to replace the majority of Kohl’s board, and slammed its strategy, including questioning the benefits of working with Amazon, a retailer that has eaten into Kohl’s market shares. Gass, CEO since 2018, told Wall Street analysts that one-third of those new customers were the younger shoppers Kohl’s covets, a data point that helps her defend part of her strategy. (Kohl’s had 65 million shoppers in all last year.) Many analysts have long theorized that many shoppers come into Kohl’s to return an Amazon-bought item and then leave. But Gass says they are boosting business at Kohl’s stores, without quantifying how much more.

“It’s really across the entire store,” Gass tells Fortune. What’s more, she said, a bigger percentage of the Amazon shoppers popping in to make a return last year had actually shopped while at Kohl’s compared to the previous year. The Amazon tie-up, announced in 2017, is a centerpiece of Gass’ efforts to return Kohl’s to growth after years of stagnation that preceded a 20% drop in sales last year, in large part because of the pandemic. Her other big moves have been a big push into more activewear and more recently, landing a deal to host Sephora’s highly popular beauty shops inside Kohl’s stores, with the first ones coming on line this year. With the pandemic’s grip on Kohl’s business easing, Gass announced new steps to spur the retailer’s hoped-for turnaround. A key initiative there is to “refresh” some 675 stores in the coming years, taking advantage of the remodeling work Kohl’s will have to do anyway to set up the Sephora shops so that customers don’t just come into Sephora and leave without perusing the rest of the Kohl’s. That will include new lighting, fixtures, and a drop in assortment, reducing clutter in the process and rejigging layout to support Kohl’s shifting focus to areas like sportswear. “We will invest in the store itself, we will reflow categories to be reflective of our strategy,” Gass says. This will help address on oft-cited criticism of Kohl’s by analysts: stores that look dated. Kohl’s has lost a lot of market share to Target for a number of reasons. One of those reasons has been an aggressive remodeling plan that has helped rejuvenate Target. (On Tuesday, Target announced an accelerated remodeling program.) “Execution in shops is not terrible, but there is more to do to make the shop floor really compelling,” Neil Saunders, managing director of GlobalData, wrote in a research note. As 2020 progressed, sales declines moderated, with a 10% decline in the holiday season quarter. Kohl’s expects sales to rise by a mid-teens percentage this year. (That would still leave it well below 2019 levels.) Gass is betting that as the pandemic recedes, consumers will resume more typical shopping patterns and spend more. And a lot of that will come to Kohl’s because many of its rivals withered during the pandemic. “Shopping overall is going to increase- we’re going to benefit from that,” she says. “We’re going to benefit from the disruption that has happened.”

MARKETS | HEARD ON THE STREET

# Kohl's Should Reject Short-Sighted Investor Activism

Some activist criticisms of the chain are justified, but others seem excessively aimed at the near term


50%
FLEXCOLLAR

Kohl's has fared better than peers in an industry that is continuously losing share. A shopper visits a Kohl's store in Georgia in November.

PHOTO: DUSTIN CHAMBERS/BLOOMBERG NEWS

By *Jinjoo Lee*

March 2, 2021 12:29 pm ET

SAVE PRINT TEXT

Listen to this article
4 minutes

Sometimes, an outside perspective is just the kind of push a company needs to make much- needed changes. In Kohl’s kssi.42% a case, it risks being a distraction. Activist investors that control a combined 9.5% stake in Kohl’s unveiled a campaign to take control of the department-store chain’s board last month. Three of the four activist investors involved in this push—Hacellum Advisors, Ancora Holdings and Legion Partners —are the same ones that successfully pushed for change at Bed Bath & Bevond bb by-1.99% t ju 201ft. This time, the plan ls a tougher sell. For one. the investors’ argument lacks punch because Kohl’s has obviously fared better than peers in an industry that is continuously losing share. Kohl’s report on Tuesday morning affirmed this. Its net sales in the fourth quarter ended Jan, 31 declined 10% from a yeai’ earlier, exceeding analyst estimates. Not only is that better than department store peers — Macy’s saw net sales decline 10%over the same period—it is also in-line with off- price retailers, which have been the main threat to department stores in recent years, TJX Companies, which owns TJ Maxx, also saw net sales decline 10% over the same period.

Many of the observations investors have about Kohl's are astute but come off as nitpicks because they are issues the retailer is already working on. For example, the letter calls for better inventory turnover; this was something Kohl's had already said it began working on, and inventory turn in the fourth quarter was at a 10-year high. And while it is true that profitability has been declining over the years, the company has done a decent job of holding on to its margins despite depressed sales in 2020.

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Most controversial is the activists' push for sale-leasebacks of properties and share repurchases, moves that seem optimized for juicing short-term returns. The investor group believes Kohl's sale-leaseback proceeds and the repurchase program together could increase earnings per share by at least 25%.

But these come with potential risks in the longer term. As Bank of America analyst Lorraine Hutchinson notes, it is not clear how credit-rating firms would interpret aggressive financial engineering. Kohl's S&P Global Ratings issuer rating is at the lowest end of investment grade, for example. A research note from Morgan Stanley points out that sale-leaseback transactions "rarely translate into positive economic value for the retailer, particularly since it increases recurring fixed expenses," and notes that Kohl's cumulative share buybacks over the past five years didn't create value for shareholders.

While short-term gains can translate into long-term ones, the activists' investment horizons don't appear to be aligned with those of long-term stakeholders. Two out of the three activist investors who were also involved with Bed Bath & Beyond have mostly closed out their positions in the company, for which they first issued a detailed strategic plan in April 2019. Legion Partners closed out its position in Bed Bath & Beyond completely in 2020, while Ancora now owns 0.09%.

Department store shareholders don't need a short-term fix. Suggestions to improve fundamental performance should be taken on board, but financial strategies aimed at near-term earnings should be discounted.

**Date: March 2nd, 2021**
**Outlet: Wall Street Journal**
**Author: Jinjoo Lee**
**Headline: Kohl's Should Reject Short-Sighted Investor Activism -- Heard on the Street**

Sometimes, an outside perspective is just the kind of push a company needs to make much-needed changes. In Kohl’s case, it risks being a distraction. Activist investors that control a combined 9.5% stake in Kohl’s unveiled a campaign to take control of the departmentstore chain’s board last month. Three of the four activist investors involved in this push—Macellum Advisors, Ancora Holdings and Legion Partners — are the same ones that successfully pushed for change at Bed Bath & Beyond in
2019. This time, the plan is a tougher sell. For one, the investors’ argument lacks punch because Kohl’s has obviously fared better than peers in an industry that is continuously losing share. Kohl’s report on Tuesday morning affirmed this. Its net sales in the fourth quarter ended Jan. 31 declined 10% from a year earlier, exceeding analyst estimates. Not only is that better than department store peers — Macy’s sawnet sales decline 19% over the same period — it is also in-line with off-price retailers, which have been the main threat to department stores in recent years. TJX Companies, which owns TJ Maxx, also saw net sales decline 10% over the same period. Many of the observations investors have about Kohl’s are astute but come off as nitpicks because they are issues the retailer is already working on. For example, the letter calls for better inventory turnover; this was something Kohl’s had already said it began working on, and inventory turn in the fourth quarter was at a 10-year high. And while it is true that profitability has been declining over the years, the company has done a decent job of holding on to its margins despite depressed sales in 2020. Most controversial is the activists’ push for sale-leasebacks of properties and share repurchases, moves that seem optimized for juicing short-term returns. The investor group believes Kohl’s sale-leaseback proceeds and the repurchase program together could increase earnings per share by at least 25%. But these come with potential risks in the longer term. As Bank of America analyst Lorraine Hutchinson notes, it is not clear how credit-rating firms would interpret aggressive financial engineering. Kohl’s S&P Global Ratings issuer rating is at the lowest end of investment grade, for example. A research note from Morgan Stanley points out that sale-leaseback transactions” rarely translate into positive economic value for the retailer, particularly since it increases recurring fixed expenses,” and notes that Kohl’s cumulative share buybacks over the past five years didn’t create value for shareholders. While short-term gains can translate into long-term ones, the activists’ investment horizons don’t appear to be aligned with those of long-term stakeholders. Two out of the three activist investors who were also involved with Bed Bath & Beyond have mostly closed out their positions in the company, for which they first issued a detailed strategic plan in April 2019. Legion Partners closed out its position in Bed Bath & Beyond completely in 2020, while Ancora now owns 0.09%. Department store shareholders don’t need a short-term fix. Suggestions to improve fundamental performance should be taken on board, but financial strategies aimed at near-term earnings should be discounted.

BUSINESS I EARNINGS Kohl’s Is ‘Way Ahead’ of Activist Investors, CEO Says Retail chain said it would restart share buybacks and dividends and spend at least $550 million on capital expenditures during new fiscal year Kohl’s is expanding its activewear offerings, overhauling its supply chain and reducing inventory. PHOTO: DUSTIN CHAMBERS/BLOOMBERG NEWS By Suzanne Kavner and Micah Maidenberg Updated March 2.20211=22 pm ET Q SAVE @ PNNT aA TECT /TA Listen to this article .1 dminntA-

Kohl’s Corp.’s kss142%a chief executive defended the retailer against activist investors pushing to take over its board, saying the company’s existing strategy is already paying off. Kohl’s is facing press lire fro in a group of shareholders that includes Macellum Advisors CP LLC, Ancora Holdings Inc. and Legion Partners Asset Management LLC, as well as 4010 Capital LLC, Those investors have nominated nine people to the company’s 12-person board and built a combined 9.5?6 stake in the company. They have called for Kohl’s to add directors with retail experience, for the company to consider a sale-leaseback of some of its real estate holdings and for the chain to reduce inventories, among other changes. Kohl’s CEO Michelle Cass said in an interview Tues day that the company was already pursuing several of those initiatives and had concluded that others, such as the saleleaseback, wouldn’t add value. The company has also said it added six new independent directors since 2016. CEO Michelle Gass said she had constructive conversations with the activists, but differed with them on their desire for Kohl’s to sell real estate and lease it back. Ph OTO: SARAH SILBI GE R/B LC OWE ERG N EWS

“We are way ahead of them ” Ms. Cass of the activists. “We are executing our plan and seeing results.” She added that the recent run-up in Kohl’s stock validates her strategy. Kohl’s shares are up about 194% since it announced its strategic plan in October through Monday’s close, compared with 13.9% for the S&P 500. On Tuesday morning, the shares rose about 1.3% to 358.03, The Menomonee Falls, Wis.-based retailer said Tuesday it would start paying a dividend and buying back shares again. The company said its current board approved a cash payout last month of 25 cents a share. For its new fiscal year. Kohl’s said it plans to spend at least £200 million on stock buybacks. The company suspended its dividends and share buybacks last year to conserve cash during the Govid-19 pandemic. Kohl’s on Tuesday said profit for the three months ended Jan. 30 rose nearly 30% to $343 million from $265 million a year earlier, on lower costs and a tax benefit. Revenue remained below year-ago levels, falling 10% to $6.14 billion, Date: March 2nd, 2021 Outlet: Wall Street Journal Author: Suzanne Kapner and Micah Maidenberg Headline: Kohl’s Is ‘Way Ahead’ of Activist Investors, CEO Says Kohl’s Corp.’s chief executive defended the retailer against activist investors pushing to take over its board, saying the company’s existing strategy is already paying off. Kohl’s facing pressure from a group of shareholders that includes Macellum Advisors GP LLC, Ancora Holdings Inc. and Legion Partners Asset Management LLC, as well as 4010 Capital LLC. Those investors have nominated nine people to the company’s 12-person board and built a combined 9.5% stake in the company. They have called for Kohl’s to add directors with retail experience, for the company to consider a saleleaseback of some of its real estate holdings and for the chain to reduce inventories, among other changes. Kohl’s CEO Michelle Gass said in an interview Tuesday that the company was already pursuing several of those initiatives and had concluded that others, such as the sale-leaseback, wouldn’t add value. The company has also said it added six new independent directors since 2016. “We are way ahead of them,” Ms. Gass of the activists. “We are executing our plan and seeing results.” She added that the recent run-up in Kohl’s stock validates her strategy. Kohl’s shares are up about 194% since it announced its strategic plan in October through Monday’s close, compared with 13.9% for the S&P 500. On Tuesday morning, the shares rose about 1.8% to $58.03. The Menomonee Falls, Wis.-based retailer said Tuesday it would start paying a dividend and buying back shares again. The company said its current board approved a cash payout last month of 25 cents a share.

For its new fiscal year, Kohl’s said it plans to spend at least $200 million on stock buybacks. The company suspended its dividends and share buybacks last year to conserve cash during the Covid-19 pandemic. Kohl’s on Tuesday said profit for the three months ended Jan. 30 rose nearly 30% to $343 million from $265 million a year earlier, on lower costs and a tax benefit. Revenue remained below year-ago levels, falling 10% to $6.14 billion. The company said it plans at least $550 million in capital expenditures during its new fiscal year, funds that will help pay for a new partnership with Sephora and for the opening of its sixth e-commerce fulfillment center. Kohl’sis also planning to refresh 675 stores over the next two years. It is expanding its activewear offerings, overhauling its supply chain, reducing inventory and simplifying its promotions to eliminate unnecessary discounts. Ms. Gass said the retailer’s partnership with Amazon.com Inc., which had drawn criticism from the activists, brought two million new customers to its stores last year and that one-third of them are millennials. She said many of those new shoppers are buying something at Kohl’s when they drop off their Amazon returns and that the partnership is leading to higher sales and profits. Ms. Gass said she had been having constructive conversations with the activists since December, but differed with them on their desire for Kohl’s to sell real estate and lease it back. “You get a big cash payout, but then you elevate your rent payments into perpetuity,” she said. In March of last year, the company said it would lower capital investments and temporarily suspend share repurchases. Kohl’s suspended dividend payments beginning in its second quarter of last year, the company said in May. “We completely reject the argument that Kohl’s is a badly run business,” wrote Neil Saunders, managing director of research firm GlobalData PLC, in a note to clients. “Under the leadership of Michelle Gass, Kohl’s has put in place many initiatives that have allowed the company to outperform its peer group.” But Mr. Saunders said the company needs to move faster to make its stores more relevant.

Kohl’s Should Give Its CEO a Chance Activists are coming after Kohl’s just as its turnaround plan takes hold. By Dana Bl ankenhorn, I lives tor Pl ace- Contributor Mar 5,2021,3:07 pm EST Kohl’s (NYSE:KSS) stock recently got a boost from investor activism. It got a second p boost from strong Christmas quarter results. It’s getting a third boost from the waning of the pandemic. But KSS stock isn’t yet priced like Five Below (NASDAQ:FIVEl or even Walmart (NYSE:WMT). Now at S55, Kohl’s has a market w cap of S 8.7 billion, still just a little over half fiscal 2012 l’s sales of $16 billion. If it can get sales back even to 2019’s $20 billion in Sales and come close to the pace of §2.20 per Source: Sundry Photography/Shutterstock.com share in earnings from last quarter, it’s a bargain. Whether it will accomplish that, of course, is speculative, which is why I recently took profits of 34% on a small Kohl’s position.

## Why I Bought and Sold

I bought Kohl's late last year, based on CEO Michelle Gass and hopes for a retail rebound.

- 9 Cheap Stocks That Look Like a Bargain

I got out because I think Jonathan Duskin of Macellum Capital, whose allies now hold 9.5% of the stock, are making a mistake. Their letter blames Gass, who joined the company from **Starbucks** (NASDAQ:SBUX) in 2014 and became CEO in 2018, for things she's in the process of fixing. It also attacks her salary and the corporate jet, which is rich coming from a bunch of hedge fund guys.

Media reports on the group quote its brag on being right about **Bed, Bath & Beyond** (NASDAQ:BBBY). They were. After they moved in the home goods chain replaced his CEO and set a new strategy. I've made money on that stock, too. But strategy is what Kohl's got in hiring Gass.

It's also clear that the turnaround has begun. Kohl's beat earnings estimates over Christmas, with online representing 42% of the take. The company's alliance with **Amazon** (NASDAQ:AMZN), which now has return desks in its stores, have brought 2 million new customers into Kohl's.

Kohl's had been a low-price department store before Gass, a cross between **Target** (NYSE:TGT) and **TJX Companies'** (NYSE:TJX) TJ Maxx. The stores were just too big for the online world.

Gass released some of that space to Amazon and **Planet Fitness** (NASDAQ:PLNT). She did sales and leasebacks on other excess space. She has also brought higher class merchandise to her suburban locations, everything from **Under Armour** (NYSE:UAA) and **LVMH Moet Hennessey's** (OTCMKTS:LVMUY) Sephora to **Lands End** (NYSE:LE) and, now, Eddie Bauer. All the brands are motivated to succeed with Kohl's, having lost distribution elsewhere.

Success of the board takeover would likely lead to Gass quitting on a high, leaving the group with little to show for their efforts but overpriced real estate. Despite their brag, none of their board nominees are operators. Saving a jet is stupid if it loses the company.

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## The Bottom Line

I'm not the only critic here. Jinjoo Lee of *The Wall Street Journal* has called the group shortsighted, writing that its proposed financial engineering could risk Kohl's credit rating for quick profits.

The activists did make me money. But I figure that if they win the KSS stock price will go down because they lack any long-term strategy. If they lose the stock price will go down because their pressure would be removed. It's at that point, with Gass firmly in charge, that I might step back in at a lower price.

I've written before that I like to bet the jockey rather than the horse. I invest in good management with a clear strategy. Gass has that. Let the strategy play out before you break up the team.

*At the time of publication, Dana Blankenhorn directly owned shares in AMZN. He did not have (either directly or indirectly) any other positions in the securities mentioned in this article.*

*Dana Blankenhorn has been a financial and technology journalist since 1978. He is the author of Technology's Big Bang: Yesterday, Today and Tomorrow with Moore's Law, available at the Amazon Kindle store. Write him at danablankenhorn@gmail.com, tweet him at @danablankenhorn, or subscribe to his Substack https://danafblankenhorn.substack.com/.*

Date: March 5, 2021 Outlet: InvestorPlace Author: Dana Blankenhorn Headline: Kohl’s Should Give Its CEO a Chance Kohl’s stock recently got a boost from investor activism. It got a second boost from strong Christmas quarter results. It’s getting a third boost from the waning of the pandemic. Activists are coming after Kohl’s just as its turnaround plan takes hold. But KSS stock isn’t yet priced like Five Below (NASDAQ:FIVE) or even Walmart (NYSE:WMT). Now at $55, Kohl’s has a market cap of $8.7 billion, still just a little over half fiscal 2021’s sales of $16 billion. If it can get sales back even to 2019’s $20 billion in sales and come close to the pace of $2.20 per share in earnings from last quarter, it’s a bargain. Whether it will accomplish that, of course, is speculative, which is why I recently took profits of 34% on a small Kohl’s position. Why I Bought and Sold I bought Kohl’s late last year, based on CEO Michelle Gass and hopes for a retail rebound. I got out because I think Jonathan Duskin of Macellum Capital, whose allies now hold 9.5% of the stock, are making a mistake. Their letter blames Gass, who joined the company from Starbucks (NASDAQ:SBUX) in 2014 and became CEO in 2018, for things she’s in the process of fixing. It also attacks her salary and the corporate jet, which is rich coming from a bunch of hedge fund guys. Media reports on the group quote its brag on being right about Bed, Bath & Beyond (NASDAQ:BBBY). They were. After they moved in the home goods chain replaced his CEO and set a new strategy. I’ve made money on that stock, too. But strategy is what Kohl’s got in hiring Gass. It’s also clear that the turnaround has begun. Kohl’s beat earnings estimates over Christmas, with online representing 42% of the take. The company’s alliance with Amazon (NASDAQ:AMZN), which now has return desks in its stores, have brought 2 million new customers into Kohl’s. Kohl’s had been a low-price department store before Gass, a cross between Target (NYSE:TGT) and TJX Companies’ (NYSE:TJX) TJ Maxx. The stores were just too big for the online world. Gass released some of that space to Amazon and Planet Fitness (NASDAQ:PLNT). She did sales and leasebacks on other excess space. She has also brought higher class merchandise to her suburban locations, everything from Under Armour (NYSE:UAA) and LVMH Moet Hennessey’s (OTCMKTS:LVMUY) Sephora to Lands End (NYSE:LE) and, now, Eddie Bauer. All the brands are motivated to succeed with Kohl’s, having lost distribution elsewhere. Success of the board takeover would likely lead to Gass quitting on a high, leaving the group with little to show for their efforts but overpriced real estate. Despite their brag, none of their board nominees are operators. Saving a jet is stupid if it loses the company. The Bottom Line I’m not the only critic here. Jinjoo Lee of The Wall Street Journal has called the group shortsighted, writing that its proposed financial engineering could risk Kohl’s credit rating for quick profits.

The activists did make me money. But I figure that if they win the KSS stock price will go down because they lack any long-term strategy. If they lose the stock price will go down because their pressure would be removed. It’s at that point, with Gass firmly in charge, that I might step back in at a lower price. I’ve written before that I like to bet the jockey rather than the horse. I invest in good management with a clear strategy. Gass has that. Let the strategy play out before you break up the team. At the time of publication, Dana Blankenhorn directly owned shares in AMZN. He did not have (either directly or indirectly) any other positions in the securities mentioned in this article. RETAIL Kohl’s says it has no plans to sell more real estate and lease it back. Here’s why Lauren Thomas share f in £Sl 0LAURENTHOMAS KEY •

Kohl’s said it isn’t planning for any further sales of its real estate to then lease it POINTS back, despite a group of activists pressuring the company to take this route to come up with cash. • The group of investors has suggested Kohl’s pursue a sale-leaseback program that could bring in more than $3 billion. * But Kohl’s said that doing more of these types of deals would likely negatively impact its investment-grade status and would increase rent expense. A view outside a Kohl’s store in Miramar. Florida. Johnny Louis: Getty Images

Kohl’s said Tuesday that it isn’t planning to sell any of its real estate to then lease back, despite a group of activists pressuring the company to take this route to come up with cash. The investors want Kohl’s to pursue a sale-leaseback program, saying it could bring in more than S3 billion. The group consists of Macellum Advisors, Ancora Holdings, Legion Partners Asset Management and 4010 Capital, and it owns a 9.5% stake in Kohl’s. The activists have also proposed a slate of directors for Kohl’s board, which has been rejected by the big-box retailer. Kohl’s has said the group’s suggestions would only disrupt the momentum that it has recently seen, as it projects growth in 2021. Here’s the average net worth of Americans ages 45 to 54 Buckingham Palace’s reaction In focus after Harry and Meghan’s bombshell interview Stimulus check update: Here’s how new details of the $1,400 payments could surprise some people Parents could start receiving the new $3,000 child tax credit by summer—here’s how It works

Doing more sale-leaseback deals, though, would likely hurt Kohl's investment-grade status, and would increase rent expenses on its balance sheet, the company said. It further explained it must have a certain amount of assets, in order to be in compliance with its debt agreements.

Big-box retailers Big Lots and Bed Bath & Beyond both completed sale-leaseback deals last year, bringing them both hundreds of millions of dollars, with an affiliate of the private-equity real estate firm Oak Street Real Estate Capital buying up some of their assets.

Macellum Chief Executive Jonathan Duskin, who is one of the activists targeting Kohl's, told CNBC in an interview late last month that Oak Street would be a likely suitor for Kohl's real estate, too.

Kohl's shares were up more than 1% midday Tuesday. The stock is up more than 50% over the past 12 months. Kohl's has a market cap of $9.13 billion, which is bigger than Nordstrom's and Macy's.


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**Date: March 2nd, 2021**

**Outlet: CNBC**

**Author: Lauren Thomas**
**Headline: Kohl's says it has no plans to sell more real estate and lease it back. Here's why**

KEY POINTS

- Kohl's said it isn't planning for any further sales of its real estate to then lease it back, despite a group of activists pressuring the company to take this route to come up with cash.
- The group of investors has suggested Kohl's pursue a sale-leaseback program that could bring in more than $3 billion.
- But Kohl's said that doing more of these types of deals would likely negatively impact its investment-grade status and would increase rent expense.

Kohl's said Tuesday that it isn't planning to sell any of its real estate to then lease back, despite a group of activists pressuring the company to take this route to come up with cash.

The investors want Kohl's to pursue a sale-leaseback program, saying it could bring in more than $3 billion.

The group consists of Macellum Advisors, Ancora Holdings, Legion Partners Asset Management and 4010 Capital and it owns a 9.5% stake in Kohl's. The activists have also proposed a slate of directors for Kohl's board, which has been rejected by the company. The retailer has said the group's suggestions would only disrupt the momentum that it has recently seen.

On Tuesday, in an earnings presentation, the company said it has employed sale-leaseback transactions in the past, "when it was a clear efficient cost of capital," including in May of last year.

Doing more sale-leaseback deals, though, would likely hurt Kohl's investment-grade status, and would increase rent expenses on its balance sheet, Kohl's said. It explained it must have a certain amount of assets in order to be in compliance with its debt agreements.

Why Kohl’s has big hopes for its partnership with Sephora Why Kohl’s has big hopes for its partnership with Sephora Sephora at Kohl’s shops will be prominently featured at the front of stores. SEPHORA By Sari Lesk—Reporter, Milwaukee Business Journal Mar 5.2021,3:09pm EST Kohl’s and Sephora announced in December they would build out 200 of the in-store shops this fall and expand to 850 by 2023.

Gass said the deal not only will transform the beauty experience at Kohls, but the entire customer experience in stores and online. As Kohl’s adds the 2.500- square-foot Sephora shops to the front of select stores, the merchant also is refreshing the experience around it. “We are reflowing our categories to reflect our new strategy or evolved strategy around active, athleisure. casual, really clarifying our brands, more narrow set of choices,” Gass said. She added she expects the partnership will attract a broad demographic to Kohl’s stores and introduce new shoppers to the company’s other offerings, including longstanding flagship brands and newer arrivals. Jill Timm, the chief financial officer of Kohl’s, said the retailer has experienced a halo effect from previous changeups to its beauty assortment. “That was driven really by incremental trips, right?” Timm said. “It’s really the only replenishment item we have in our store, and I obviously think Sephora is much, much more transformational than anything that we’ve put in our store, and the low customer overlap means it’s not just about trips, it’s about customer acquisition.” Analysts have taken note of the deal and described it as an opportunity for Kohl’s. A research note published by Cowen Inc., for example, describes Kohl’s as positioned well for the year ahead. The firm said Kohl’s is entering fiscal 2021 with momentum and listed the beauty partnership as a likely to contributor in progress during the second half of the year. In a February analysis, Guggenheim Securities LLC said it looked favorably on the concept’s potential, believing it would contribute to revenue recovery and growth. Kohl’s finished the fourth quarter of fiscal 2020, ended Jan. 30, with earnings of $343 million, or S2.20 per share. The quarter included a 10% drop in revenue and sales as the business navigated the Covid-19 pandemic. In announcing the company’s financial outcomes. Gass named the Sephora deal as the most important upcoming initiative for Kohl’s as it moves on a new- strategic vision aimed at driving improvements in sales and operating margin. Date: March 5th, 2021 Outlet: Milwaukee Business Journal: Author: Sari Lesk Headline: Why Kohl’s has big hopes for its partnership with Sephora A new relationship between Kohl’s Corp. and beauty retailer Sephora will begin to materialize in August as the two companies develop miniature shops inside Kohl’s department stores. While discussing the fourth quarter financial outcomes for Kohl’s (NYSE: KSS), chief executive officer Michelle Gass reiterated her belief that the partnership is a “game-changer” that will have a halo effect for the Menomonee Falls-based chain. Kohl’s and Sephora announced in December they would build out 200 of the in-store shops this fall and expand to 850 by 2023. Gass said the deal not only will transform the beauty experience at Kohl’s, but the entire customer experience in stores and online. As Kohl’s adds the 2,500-square-foot Sephora shops to the front of select stores, the merchant also is refreshing the experience around it. “We are reflowing our categories to reflect our new strategy or evolved strategy around active, athleisure, casual, really clarifying our brands, more narrow set of choices,” Gass said. She added she expects the partnership will attract a broad demographic to Kohl’s stores and introduce new shoppers to the company’s other offerings, including longstanding flagship brands and newer arrivals. Jill Timm, the chief financial officer of Kohl’s, said the retailer has experienced a halo effect from previous changeups to its beauty assortment.

“That was driven really by incremental trips, right?” Timm said. “It’s really the only replenishment item we have in our store, and I obviously think Sephora is much, much more transformational than anything that we’ve put in our store, and the low customer overlap means it’s not just about trips, it’s about customer acquisition.” Analysts have taken note of the deal and described it as an opportunity for Kohl’s. A research note published by Cowen Inc., for example, describes Kohl’s as positioned well for the year ahead. The firm said Kohl’s is entering fiscal 2021 with momentum and listed the beauty partnership as a likely to contributor in progress during the second half of the year. In a February analysis, Guggenheim Securities LLC said it looked favorably on the concept’s potential, believing it would contribute to revenue recovery and growth. Kohl’s finished the fourth quarter of fiscal 2020, ended Jan. 30, with earnings of $343 million, or $2.20 per share. The quarter included a 10% drop in revenue and sales as the business navigated the Covid-19 pandemic. In announcing the company’s financial outcomes, Gass named the Sephora deal as the most important upcoming initiative for Kohl’s as it moves on a new strategic vision aimed at driving improvements in sales and operating margin.

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# Kohl's CEO Michelle Gass says 'we're way ahead' of activist investors, had updated board of directors before public fight for control

**Sarah Hauer** Milwaukee Journal Sentinel

Published 9:20 a.m. CT Mar. 4, 2021 | Updated 1:45 p.m. CT Mar. 5, 2021

View Comments

Kohl's Corp. CEO Michelle Gass believes her team is "way ahead" of the activist investors who are trying to take over the retailer's board of directors.

Kohl's reported Tuesday that its sales were down 20% in the last year as a group of activist investors say the Menomonee Fall-based retailer has "chronically underperformed."

Gass would rather focus on recent success and the company's long-term vision unveiled in October.

"On the activists, I can't speculate on their motivations," Gass said in an interview with the Milwaukee Journal Sentinel. "But whatever their reasons, I can tell you that we're way ahead of them."

The executive said she is confident about the momentum her team has established to rebound sales in 2021. Kohl's plans to grow active apparel sales to 30% of its business, increase the operating margin to at least 7% by 2023 and build a leading beauty business with its new Sephora partnership.

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The retailer has rejected efforts by the investors' group to gain control of Kohl's board of directors. Gass and other Kohl's executives have been in talks with the investors since late last year.

Gass and Chief Financial Officer Jill Timm made no mention of the dissident shareholders during the company's quarterly presentation to analysts Tuesday.

"There's no particular upside in Kohl's engaging the activists in public," said David Swartz, an equity analyst who follows the company for Morningstar.

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“Kohl’s doesn’t want to call more attention to the fight and they don’t want the fight to look like it’s getting nasty’ because that doesn’t help Kohl’s.” Tlte investor group has filed a preliminary proxy with the SEC with its slate of candidates for the board of director’s. The group, which includes Macellum Advisors GP LLC, Ancora Holdings Inc., Legion Partners Asset Management LLC and 4010 Capital LLC, is the largest shareholder in Kohl’s. Together, they control around 9.5% of the company’s stock. Kohl’s offered the activist investors two seats on the company board during a Feb. 6 meeting, according to records filed with the Securities and Exchange Commission. It did not appease the group. “We have engaged in constructive dialogue,” Gass said. “We seek common ground but their response to that was last week launching a public proxy fight for nine directors and control of the board. And that is not something we support.”

The group sent another letter to shareholders Friday that said the retailer's fourth-quarter sales and guidance for 2021 "substantiate the immediate need for change on the board." The investors said the company has settled for a "best of the worst" strategy to perform "just slightly better than the worst companies in retail."

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## Makeup of board a concern

The activists say the current board is unfit to guide a retailer like Kohl's and note that members include Milwaukee-area CEOs from non-retail companies, John Schlifske from Northwestern Mutual and Jonas Prising from Manpower Group.

The average tenure for members of the company's current board is around 10 years. Eight of the current board members have held a seat since before Gass became CEO in 2018.

Kohl's expanded its board of directors in February, days before the shareholders went public with their plans and criticism of the company's direction.

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Kohl's added Robbin Mitchell, a former Ralph Lauren executive, to the board, expanding its board to 12 directors. One of the 12 seats on the board of directors is held by Gass.

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In a news release announcing her appointment, Kohl's emphasized Mitchell's experience and pointed out that there have been changes to the board in recent years.

"Ms. Mitchell brings extensive retail industry operating experience and expertise in areas important to Kohl's growth strategy, including Women's apparel, Active and

Beauty," Kohl's said.

The retailer noted that Mitchell is the "sixth new director added since 2016 as part of ongoing program of Board refreshment."

The company also included this statement from Peter Boneparth, chairman of the board's nominating and governance committee:

"Robbin's appointment, like our other Board changes in the past several years, reflects both our internal assessment of the mix of experience and skills of our Board and our ongoing dialogue with all of our shareholders as to their perspectives on our Board's composition."

The board has been an agent of change in recent years from Gass' perspective, starting with the CEO succession plan that put her in charge of the company.

"We're open to any and all ideas that are going to help us grow the business and drive shareholder value," Gass said.

There are essentially three outcomes to the shareholder uprising: the investors could walk away, the two groups could come to an agreement or the investors could take over the board.

While the activists have said that removing Gass from her post is not a priority, that could happen if the group wins control of the board.

"That would be extremely rare where an outside group takes control of the board and leaves management in place," Swartz said. "It's almost impossible for it to work."

*Sarah Hauer can be reached at shauer@journalsentinel.com or on Instagram @HauerSarah and Twitter @SarahHauer. Subscribe to her weekly newsletter Be MKE at jsonline.com/bemke.*

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**Date:** **March 4th, 2021**
**Outlet: Milwaukee Journal Sentinel**
**Author: Sarah Hauer**
**Headline: Kohl's CEO Michelle Gass says 'we're way ahead' of activist investors, had updated board of directors before public fight for control**

Kohl's Corp. CEO Michelle Gass believes her team is "way ahead" of the activist investors who are trying to take over the retailer's board of directors.

Kohl's reported Tuesday that its sales were down 20% in the last year as a group of activist investors say the Menomonee Fall-based retailer has "chronically underperformed."

Gass would rather focus on recent success and the company's long-term vision unveiled in October.

"On the activists, I can't speculate on their motivations," Gass said in an interview with the Milwaukee Journal Sentinel. "But whatever their reasons, I can tell you that we're way ahead of them."

The executive said she is confident about the momentum her team has established to rebound sales in 2021. Kohl’s plans to grow active apparel sales to 30% of its business, increase the operating margin to at least 7% by 2023 and build a leading beauty business with its new Sephora partnership. The retailer has rejected efforts by the investors’ group to gain control of Kohl’s board of directors. Gass and other Kohl’s executives have been in talks with the investors since late last year. Gass and Chief Financial Officer Jill Timm made no mention of the dissident shareholders during the company’s quarterly presentation to analysts Tuesday. “There’s no particular upside in Kohl’s engaging the activists in public,” said David Swartz, an equity analyst who follows the company for Morningstar. “Kohl’s doesn’t want to call more attention to the fight and they don’t want the fight to look like it’s getting nasty because that doesn’t help Kohl’s.” The investor group has filed a preliminary proxy with the SEC with its slate of candidates for the board of directors. The group, which includes Macellum Advisors GP LLC, Ancora Holdings Inc., Legion Partners Asset Management LLC and 4010 Capital LLC, is the largest shareholder in Kohl’s. Together, they control around 9.5% of the company’s stock. Kohl’s offered the activist investors two seats on the company board during a Feb. 6 meeting, according to records filed with the Securities and Exchange Commission. It did not appease the group. “We have engaged in constructive dialogue,” Gass said. “We seek common ground but their response to that was last week launching a public proxy fight for nine directors and control of the board. And that is not something we support.” Makeup of board a concern The activists say the current board is unfit to guide a retailer like Kohl’s and note that members include Milwaukee- area CEOs from non-retail companies, John Schlifske from Northwestern Mutual and Jonas Prising from Manpower Group. The average tenure for members of the company’s current board is around 10 years. Eight of the current board members have held a seat since before Gass became CEO in 2018. Kohl’s expanded its board of directors in February, days before the shareholders went public with their plans and criticism of the company’s direction. Kohl’s added Robbin Mitchell, a former Ralph Lauren executive, to the board, expanding its board to 12 directors. One of the 12 seats on the board of directors is held by Gass. In a news release announcing her appointment, Kohl’s emphasized Mitchell’s experience and pointed out that there have been changes to the board in recent years.

“Ms. Mitchell brings extensive retail industry operating experience and expertise in areas important to Kohl’s growth strategy, including Women’s apparel, Active and Beauty,” Kohl’s said. The retailer noted that Mitchell is the “sixth new director added since 2016 as part of ongoing program of Board refreshment.” The company also included this statement from Peter Boneparth, chairman of the board’s nominating and governance committee: “Robbin’s appointment, like our other Board changes in the past several years, reflects both our internal assessment of the mix of experience and skills of our Board and our ongoing dialogue with all of our shareholders as to their perspectives on our Board’s composition.” The board has been an agent of change in recent years from Gass’ perspective, starting with the CEO succession plan that put her in charge of the company. “We’re open to any and all ideas that are going to help us grow the business and drive shareholder value,” Gass said. There are essentially three outcomes to the shareholder uprising: the investors could walk away, the two groups could come to an agreement or the investors could take over the board. While the activists have said that removing Gass from her post is not a priority, that could happen if the group wins control of the board. “That would be extremely rare where an outside group takes control of the board and leaves management in place,” Swartz said. “It’s almost impossible for it to work.”

Kohl’s chief executive pushes back against activist investors. Michelle Gass, the chief executive of Kohl’s. A group of activist investors is demanding changes at the retailer.

The chief executive of Kohl’s, Michelle Gass, is standing firm against one of the main demands made by a group of activist investors that has taken a 9.5 percent stake in the retailer — selling its properties and then leasing them back. “We don’t believe sale-leaseback is right for us right now,” Ms. Gass said in an interview on Tuesday, citing the company’s strong investment grade rating and low interest rates that allow for less- constrictive financing options. The investors — Macellum Advisors, Ancora Holdings, Legion Partners Asset Management and 4010 Capital — revealed their stake in Kohl’s last month. They detailed a long list of complaints and demands in a letter to Kohl’s shareholders and pushed to add nine directors to the company’s 12-member board. They also pushed for sale-leaseback transactions, which they said could bring in S3 billion that the company could put to use by buying back stock. When asked about the activists’ demands, Ms. Gass said the company would “love to find a common ground.” Adding nine seats, though, is “a control play — and that we are not supportive of,” she said.

Kohl’s said on Tuesday that it was bringing back a dividend and a stock buyback program. The tussle at Kohl’s is notable because activist investors have recently avoided picking fights with department store chains given the broader challenges the industry faces and the rocky track record activists have had, like William A. Ackman at J.C. Penney and Starboard at Macy’s. And retailers have pushed back against the sale-leaseback strategy, which can temporarily jolt a stock price but can also leave a retailer with less flexibility in the longer term. “I’ve seen this playbook before,” Terry Lundgren, a former Macy’s chief executive, told CNBC last month. Under Mr. Lundgren’s leadership, Macy’s resisted pressure from Starboard to do its own sale-leaseback program. Kohl’s can improve its performance “with or without outside influences from these investors or other investors,” he said. Kohl’s on Tuesday reported earnings that topped analyst expectations. Sales still fell — from $6.54 billion to $5.88 billion, as its stores were forced to close in an effort to curb the spread of the coronavirus — but online sales jumped 22 percent and accounted for 42 percent of all total sales. Other retailers like Target have declined to provide an outlook, but Kohl’s forecast an increase in its net sales over the year prior and an operating margin of up to 5 percent. “We feel very confident in our guide,” Ms. Gass said. — Lauren Hirsch Outlet: The New York Times Author: Lauren Hirsch Headline: Kohl’s chief executive pushes back against activist investors The chief executive of Kohl’s, Michelle Gass, is standing firm against one of the main demands made by a group of

**Outlet:** The New York Times
**Author:** Lauren Hirsch
**Headline:** Kohl's chief executive pushes back against activist investors

The chief executive of Kohl's, Michelle Gass, is standing firm against one of the main demands made by a group of activist investors that has taken a 9.5 percent stake in the retailer — selling its properties and then leasing them back.

"We don't believe sale-leaseback is right for us right now," Ms. Gass said in an interview on Tuesday, citing the company's strong investment grade rating and low interest rates that allow for less-constrictive financing options.

The investors — Macellum Advisors, Ancora Holdings, Legion Partners Asset Management and 4010 Capital — revealed their stake in Kohl's last month. They detailed a long list of complaints and demands in a letter to Kohl's shareholders and pushed to add nine directors to the company's 12-member board. They also pushed for sale-leaseback transactions, which they said could bring in $3 billion that the company could put to use by buying back stock.

When asked about the activists' demands, Ms. Gass said the company would "love to find a common ground." Adding nine seats, though, is "a control play — and that we are not supportive of," she said.

Kohl's said on Tuesday that it was bringing back a dividend and a stock buyback program.

The tussle at Kohl's is notable because activist investors have recently avoided picking fights with department store chains given the broader challenges the industry faces and the rocky track record activists have had, like William A. Ackman at J.C. Penney and Starboard at Macy's. And retailers have pushed back against the sale-leaseback strategy, which can temporarily jolt a stock price but can also leave a retailer with less flexibility in the longer term.

"I've seen this playbook before," Terry Lundgren, a former Macy's chief executive, told CNBC last month. Under Mr. Lundgren's leadership, Macy's resisted pressure from Starboard to do its own sale-leaseback program. Kohl's can improve its performance "with or without outside influences from these investors or other investors," he said.

Kohl's on Tuesday reported earnings that topped analyst expectations. Sales still fell — from $6.54 billion to $5.88 billion, as its stores were forced to close in an effort to curb the spread of the coronavirus — but online sales jumped 22 percent and accounted for 42 percent of all total sales.

Other retailers like Target have declined to provide an outlook, but Kohl's forecast an increase in its net sales over the year prior and an operating margin of up to 5 percent.

"We feel very confident in our guide," Ms. Gass said.

--

RETAIL

# Kohl's says it added 2 million new customers in 2020, thanks to Amazon

PUBLISHED TUE, MAR 2 2021-10:14 AM EST | UPDATED TUE, MAR 2 2021-12:50 PM EST

Lauren Thomas
@LAURENTHOMAS

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**KEY POINTS**

- At least 2 million new customers visited Kohl's stores thanks to an Amazon returns service that it offers nationwide.
- The company said about a third of those customers are millennials.
- "While details of the partnership are confidential, we will continue to see that this is accretive to both sales and profit," Chief Executive Officer Michelle Gass said.


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Amazon.com Inc. parking signage stands outside a Kohl's Corp. department store in Huntington Beach, California, U.S., on Saturday, May 11, 2019.
*Kyle Grillot | Bloomberg | Getty Images*


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Kohl’s said it added at least 2 million new customers last year thanks to an unlikely friend that it has found in Amazon. “While details of the partnership are confidential, we will continue to see that this is accretive to both sales and profit,” Chief Executive Officer Michelle Gass said during a conference call Tuesday morning. Kohl’s began accepting Amazon returns at 10 of its stores in the spring of 2017. By the summer of 2019, the Amazon returns kiosks were rolled out nationwide. The hope has been that the service would drive foot traffic and boost sales. According to Kohl’s, a third of these new visitors were millennials. The companvlikelv hopes it can make these new shoppers repeat visitors. Conversion rates are trending upward for the people visiting Kohl’s stores to return a package to Amazon, Gass said, which means visitors are increasingly ringing something up at the register before they go.

Conversion rates are trending upward for the people visiting Kohl’s stores to return a package to Amazon, Gass said, which means visitors are increasingly ringing something up at the register before they go. Gass has been looking to collaborations with other big-name brands to broaden Kohl’s customer base, including an upcoming partnership with the beauty business Sephora. Earlier Tuesday, Kohl’s reported fiscal fourth-quarter earnings and sales that topped analysts’ estimates. The company predicts stronger growth ahead. It also reinstated its dividend and said it plans to buy back shares. Meanwhile, Kohl’s is also facing pressure from a group of activist investors who have attempted to seize control of the company’s board. Among other things, the group has said it’s skeptical that Kohl’s tie-up with Amazon is adding to sales. In a letter published in late February, the activists called out Kohl’s “reluctance to share detailed information about the program with investors.” Kohl’s shares recently were up more than 2%. Its stock has gained 45% over the past 12 months, as of Monday’s market close, bringing its market value to S8.99 billion. That’s bigger than rival Nordstrom’s and Macv’s. Date: March 2nd, 2021 Outlet: CNBC Author: Lauren Thomas Headline: Kohl’s says it added 2 million new customers in 2020, thanks to Amazon KEY POINTS • At least 2 million new customers visited Kohl’s stores thanks to an Amazon returns service that it offers nationwide. • The company said about a third of those customers are millennials. • “While details of the partnership are confidential, we will continue to see that this is accretive to both sales and profit,” Chief Executive Officer Michelle Gass said. Kohl’s said it added at least 2 million new customers last year thanks to an unlikely friend that it has found in Amazon. “While details of the partnership are confidential, we will continue to see that this is accretive to both sales and profit,” Chief Executive Officer Michelle Gass said during a conference call Tuesday morning. Kohl’s began accepting Amazon returns at 10 of its stores in the spring of 2017. By the summer of 2019, the Amazon returns kiosks were rolled nationwide. The hope has been that the service would drive foot traffic and boost sales. According to Kohl’s, a third of these new visitors were millennials. The company likely hopes it can make these new shoppers repeat visitors. Conversion rates are trending upward for the people visiting Kohl’s stores to return a package to Amazon, Gass said, which means visitors are increasingly ringing something up at the register before they go.

Gass has been looking to collaborations with other big-name brands to broaden its customer base, including an upcoming partnership with the beauty business Sephora. Earlier Tuesday, Kohl’s reported fourth-quarter earnings and sales that topped analysts’ estimates. The company predicts stronger growth ahead. It also reinstated its dividend and said it plans to buy back shares. Meanwhile, Kohl’s is also facing pressure from a group of activist investors who have attempted to seize control of Kohl’s board. Among other things, the group has said it’s skeptical that Kohl’s tie-up with Amazon is adding to sales. In a letter published in late February, the activists called out Kohl’s “reluctance to share detailed information about the program with investors.” Kohl’s shares recently were up around 1%. Its stock has gained 45% over the past 12 months, as of Monday’s market close, bringing its market value to $8.99 billion. That’s bigger than rival Nordstrom’s and Macy’s.

Activists take old-school approach at Kohls A group of activist investors has taken a 9.5 percent stake in the department store retailer Kohl’s and are pushing for changes. The activists have lobbed a number of criticisms, like stagnant sales and declining gross margins, and offered suggestions: add executives with retail experience to the board and do a sale-and- leaseback of property. Shares of the retailer popped when the stake was disclosed this week, but can these activists succeed where Bill Ackman at J.C. Penney and Starboard at Macy’s struggled?

This isn’t Bed Bath & Beyond, where the activist group taking on Kohl’s last had success. Bed Bath & Beyond didn’t own much real estate, but it had a number of underperforming divisions and low board turnover. Kohl’s has tried to navigate the department store downturn by partnering with grocers to fill space in its larger boxes, with Amazon to offer returns from its stores and with Sephora to attract new customers. And while the activist group wants Kohl’s to add more board members with retail experience, retailers have in recent years focused on hiring from outside the industry to bring in new skills, especially in technology. Kohl’s said it has added six new directors since 2016. Activists have pushed sale-and-leaseback deals on retailers before. The investors love them because they quickly generate cash that they hope will be returned to shareholders. Retailers hate them because they are left with less flexibility after those activists have gone. For years, Macy’s rejected Starboard’s push to monetize its real estate; when the pandemic hit last year, that property backed billions in much-needed loans. Even after the pandemic passes, the continued rise of e-commerce will force retailers to reassess their property portfolios. A sale-and-leaseback deal, which often entails long-term leases, could lock in retailers like Kohl’s at a time when they need to be nimble. New York Times: Activists take old-school approach at Kohl’s By Andrew Ross Sorkin, Jason Karaian, Michael J. de la Merced, Lauren Hirsch and Ephrat Livni February 25th, 2021 A group of activist investors has taken a 9.5 percent stake in the department store retailer Kohl’s and are pushing for changes. The activists have lobbed a number of criticisms, like stagnant sales and declining gross margins, and offered suggestions: add executives with retail experience to the board and do a sale-and-leaseback of property. Shares of the retailer popped when the stake was disclosed this week, but can these activists succeed where Bill Ackman at J.C. Penney and Starboard at Macy’s struggled?

This isn’t Bed Bath & Beyond, where the activist group taking on Kohl’s last had success. Bed Bath & Beyond didn’t own much real estate, but it had a number of underperforming divisions and low board turnover. Kohl’s has tried to navigate the department store downturn by partnering with grocers to fill space in its larger boxes, with Amazon to offer returns from its stores and with Sephora to attract new customers. And while the activist group wants Kohl’s to add more board members with retail experience, retailers have in recent years focused on hiring from outside the industry to bring in new skills, especially in technology. Kohl’s said it has added six new directors since 2016. Activists have pushed sale-and-leaseback deals on retailers before. The investors love them because they quickly generate cash that they hope will be returned to shareholders. Retailers hate them because they are left with less flexibility after those activists have gone. For years, Macy’s rejected Starboard’s push to monetize its real estate; when the pandemic hit last year, that property backed billions in much-needed loans. Even after the pandemic passes, the continued rise of e¬commerce will force retailers to reassess their property portfolios. A sale-and-leaseback deal, which often entails long-term leases, could lock in retailers like Kohl’s at a time when they need to be nimble.

# Kohl's CEO is facing a rough ride with activist investors

BY **PHIL WAHBA**
February 22, 2021 11:57 AM EST


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Kohl's CEO Michelle Gass at Fortune's Most Powerful Women Summit in Washington, D.C., in October 2019.

SARAH SILBIGER—BLOOMBERG/GETTY IMAGES

A group of Kohl's shareholders has had enough of the retailer's yearslong middling performance.

A quartet of activist investors—displeased with Kohl's declining operating profit and stagnant business in the past decade—said it had nominated a slate of nine directors on Monday, a majority of its 12-person board. That sets the stage for a potentially brutal proxy fight at Kohl's annual shareholder meeting in May.


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The group, made up of Macellum Advisors, Ancora Holdings, Legion Partners Asset Management, and 4010 Capital, collectively holds 9.5% of Kohl’s shares. The firms say that too few of Kohl’s directors have true retail experience and that too many have been around for too long. (Five of Kohl’s 12 directors have been on the board for more than five years.) PAID CONTENT “We can only be safe when we’re all ‘ C) safe”: How Johnson & Johnson is committed to... m FROM JOHNSON & JOHNSON Other shareholders seemed to agTee with the group’s displeasure: Kohl’s shares rose 9% on Monday morning on news of a shake-up. Kohl’s stock is down 16% from when Michelle Gass became CEO in 2018, though they have quadrupled in value since its nadir at the start of the pandemic. The activists are also considering, among other things, whether to cut executive pay and sell some real estate that is not essential to Kohl’s day-to- day operations. In their letter, they took exception to aspects of Kohl’s business, such as how much it spends on advertising as well as its e¬commerce strategy.

It is easy to see why the activists are being taken seriously: Beyond their large stake, Legion, Macellum, and Ancora previously teamed up to remake the board at Bed Bath & Beyond and install a new CEO. The slate of board nominees includes Macellum chief executive Jonathan Duskin, former Burlington Stores CEO Thomas Kingsbury, and former Denny’s chief marketing officer Margaret Jenkins. At the top of their list of complaints is a net sales level that remained virtually unchanged between 2011 and 2019 despite a number of turnaround attempts, including one announced in October, and an operating profit margin that fell by nearly half during that time, despite Kohl’s ostensibly taking market share from weakened mall-based rivals like J.C. Penney and Macy’s. Kohl’s lost decade: the chain has a new turnaround plan The retailer had stagnated for a decade before COVID but Kohl’s thinks It can finally shake that off. Siaw t,B804 182,9 l1 <a1 P50n 1a162 $18636 tttO $18685 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 ret SlLfS I MILLIOHS own PKwweA-souea. sots CWPIWUK. FORTUNE “These persistent failures have been led by several different senior executive teams but overseen by substantially the same Board,” the group said in a letter dated Feb. 22 to fellow shareholders.

“These persistent failures have been led by several different senior executive teams but overseen by substantially the same Board.’’ the group said in a letter dated Feb. 22 to fellow shareholders. Kahl’s said it had been in discussions with the group in December. “Kohl’s is deeply committed to enhancing shareholder value and is confident the Company’s new strategic framework, published in October 2020. will accelerate growth and profitability,” a spokesperson said in an emailed statement. Kohl’s later sent a second statement saying. “We Teject the Investor Group’s attempt to seize control of our Board and disrupt our momentum, especially considering that we are well underway in implementing a strong growth strategy.” However, the firms said they are worried that once the pandemic recedes, Kohl’s won’t be able to capitalize on the reopening, because of the purported “systemic inability of the Company to execute a plan that creates shareholder value.” On that front, the group has a point: In the fiscal year ended in early 2020, prior to the COVID-19 outbreak, net sales were $18.9 billion, roughly where they were eight years earlier. Meanwhile, operating profits came to 6.1% from 11.5%. Struggling with off-mall rivals Kohl’s has fared much better than its mall-based department store rivals. Indeed the company frequently reminds investors that 95% of its stores are off-mall. But its off-mall rivals,, from ha Beaut?’ to 3ap Inc.’s Old Nayy to Dick’s Sporting Goods to Targi , have handily bested Kohl’s. Kohl’s net sales fell 25.3% in the first three quarters of the year, much of that because of store closures last spring. But while declines moderated significantly by the time the holiday season came around, falling 10%, that contrasts sharply with those off-mall retailers.

Kohl's unveiled a new turnaround strategy in October predicated on building upon its recent success in activewear, further phasing out weak store brands, and finally becoming a sizable player in beauty. The company also promised to get its operating profit margins back up in the 7% to 8% range. (It will provide an update on that effort next week when it reports fourth-quarter financial results.)

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A previous turnaround strategy in 2014, called the Greatness Agenda, which was also based on a bigger beauty business and refreshed store brands, failed to change Kohl's overall sales trajectory.

Still, under Gass, who has been Kohl's CEO since 2018, the retailer has made big moves that likely averted big sales declines. After joining Kohl's in 2013, she was the architect of Kohl's big push into activewear, notably bringing in Under Armour: The category now represents 20% of sales, and Gass has said that could hit 30%.

Kohl's has finally pared stale brands like Dana Buchman and Rock & Republic, but struggled to create new ones with the same touch and agility as Target has. Instead, Kohl's has focused on bringing in more national brands that its rivals don't carry, such as Lands' End, Cole Haan, and Toms.

And in a daring move, Kohl's has teamed up with Amazon to handle returns in its stores for the e-commerce giant, betting that the extra shopper traffic would lift sales. The company doesn't give out much information on that front, so it's hard to know whether the partnership has panned out.

More recently, Gass landed a coup by winning a shop-in-shop partnership with LVMH's Sephora away from Penney, instantly and finally making Kohl's a major player in the beauty wars. The challenge of course will be to see if Kohl's manages to get Sephora customers to shop in the rest of its stores too, something they did not do much at Penney. (Kohl's will be going up against the upcoming Ulta Beauty shops within Target stores.)

For all its problems, Kohl's has plenty going for it. While many competitors are withering, the retailer boasts a loyal clientele along with a ton of stores dotting the country that offer well-known brands. But, ultimately, it also struggles to offer customers things they cannot find elsewhere or online.

What's more, as Target's holiday results as well as those of Walmart have shown, customers are consolidating shopping trips during the pandemic, opting to get everything from clothes to groceries to sports gear under the same roof.

It's anybody's guess if they will continue to do so after COVID-19 recedes. But Kohl's will have to make a very compelling case to get them to break these new habits.

---

**Fortune: Kohl's CEO is facing a rough ride with activist investors**
By Phil Wahba
February 22nd, 2021

A group of Kohl's shareholders has had enough of the retailer's years-long middling performance.

A quartet of activist investors—displeased with Kohl's declining operating profit and stagnant business in the last decade—said it had nominated a slate of nine directors on Monday, a majority of its twelve-person board. That sets the stage for a potentially brutal proxy fight at Kohl's annual shareholder meeting in May.

The group, made up of Macellum Advisors, Ancora Holdings, Legion Partners Asset Management, and 4010 Capital, collectively holds 9.5% of Kohl's shares. The firms say too few of Kohl's directors have true retail experience and too many have been around for too long. (Five of Kohl's 12 directors have been on the board for more than five years.)

Other shareholders seemed to agree with the group's displeasure: Kohl's shares rose 9% on Monday morning on news of a shake-up. Kohl's stock is down 16% from when Michelle Gass became CEO in 2018, though they have quadrupled in value since its nadir at the start of the pandemic.

The activists are also looking among other things, to cut executive pay and sell some real estate that is not essential to Kohl's day-to-day operations. In their letter, they took exception with aspects of Kohl's business, such as how much it spends on advertising and its e-commerce strategy.

It is easy to see why the activists are being taken seriously: beyond their large stake, Legion, Macellum and Ancora previously teamed up to remake the board at Bed Bath & Beyond and install a new CEO.

The slate of board nominees includes Macellum Chief Executive Jonathan Duskin, former Burlington Stores CEO Thomas Kingsbury, and former Denny's Chief Marketing Officer Margaret Jenkins.

At the top of their list of complaints is a net sales level that was virtually unchanged between 2011 and 2019 despite a number of turnaround attempts, including one announced in October, and an operating profit margin that fell by nearly half during that time, despite Kohl's ostensibly taking market share from weakened mall-based rivals like J.C. Penney and Macy's.

Other shareholders seemed to agree with the group’s displeasure: Kohl’s shares rose 9% on Monday morning on news of a shake-up. Kohl’s stock is down 16% from when Michelle Gass became CEO in 2018, though they have quadrupled in value since its nadir at thestart of the pandemic. The activists are also looking among other things, to cut executive pay and sell some real estate that is not essential to Kohl’s day-to-day operations. In their letter, they took exception with aspects of Kohl’s business, such as how much it spends on advertising and its e-commerce strategy. It is easy to see why the activists are being taken seriously: beyond their large stake, Legion, Macellum and Ancora previously teamed up to remake the board at Bed Bath & Beyond and install a new CEO.

The slate of board nominees includes Macellum Chief Executive Jonathan Duskin, former Burlington Stores CEO Thomas Kingsbury, and former Denny’s Chief Marketing Officer Margaret Jenkins. At the top of their list of complaints is a net sales level that was virtually unchanged between 2011 and 2019 despite a number of turnaround attempts, including one announced in October, and an operating profit margin that fell by nearly half during that time, despite Kohl’s ostensibly taking market share from weakened mall-based rivals like J.C. Penney and Macy’s. “These persistent failures have been led by several different senior executive teams but overseen by substantially the same Board,” the group said in a letter dated February 22 to fellow shareholders. Kohl’s said it had been in discussions with the group in December. “Kohl’s is deeply committed to enhancing shareholder value and is confident the Company’s new strategic framework, published in October 2020, will accelerate growth and profitability,” a spokesperson said in an emailed statement.

What’s more, the firms said, they are worried that once the pandemic recedes, Kohl’s won’t be able to capitalize on the reopening because of the purported “systemic inability of the Company to execute a plan that creates shareholder value.” On that front, the group has a point: in the fiscal year ended in early 2020, prior to the COVID-19 outbreak, net sales were $18.9 billion, roughly where they were eight years earlier. Meanwhile, operating profits came to 6.1% from 11.5%. Struggling with off-mall rivals Kohl’s has fared much better than its mall-based department store rivals. Indeed the company frequently reminds investors that 95% of its stores are off-mall. But its off-mall rivals, from Ulta Beauty to Gap Inc’s Old Navy, Dick’s Sporting Goods and Target, have handily bested Kohl’s. Kohl’s net sales fell 25.3% in the first three quarters of the year, much of that because of store closures last spring. But while declines moderated significantly by the time the holiday season came around, falling 10%, that contrasts sharply with those off-mall retailers. Kohl’s unveiled a new turnaround strategy in October predicated on building on its recent success in activewear, further phasing out weak store brands and finally becoming a sizable player in beauty. The company also promised to get its operating profit margins back up to the 7-8% range. (It will provide an update on that effort next week when it reports fourth-quarter financial results.)
A previous turnaround strategy in 2014, called the ‘Greatness Agenda,’ also based on a bigger beauty business and refreshed storebrands failed to change Kohl’s overall sales trajectory.
Still, under Gass, who has been Kohl’s CEO since 2018, the retailer has made big moves that likely averted big sales declines. After joining Kohl’s in 2013, she was the architect of Kohl’s big push into activewear, notably bringing in Under Armour: the category is now 20% of sales and Gass has said that could hit 30%.
Kohl’s has finally pared stale brands like Dana Buchman and Rock & Republic, but struggled to create new ones with the same touch and agility as Target has. Instead, Kohl’s has focused on bringing in more national brands that its rivals don’t carry, such as Lands’ End, Cole Haan, and TOMS.
And in a daring move, Kohl’s has teamed up with Amazon to handle returns in its stores for the e¬commerce giant, betting that the extra shopper traffic would lift sales. The company doesn’t give out much information on that front so it’s hard to know whether the partnership has panned out.
More recently, Gass landed a coup by winning a shop-in-shop partnership with LVMH’s Sephora away from Penney, instantly and finally making Kohl’s a major player in the beauty wars. The challenge of course will to see if Kohl’s manages to get Sephora customers to shop in the rest of its stores too, something they did not do much at Penney. (Kohl’s will be going up against the upcoming Ulta Beauty shops within Target stores.)
For all its problems, Kohl’s has plenty going for it. Many competitors are withering, it has a ton of stores dotting the country offering well known brands, and a loyal clientele. But ultimately, it also struggles to offer customers things they cannot find elsewhere or online.
What’s more, as Target’s holiday results as well as those of Walmart, have shown, customers are consolidating shopping trips during the pandemic, opting to get every things from clothes to groceries to sports gear under the same roof.
It’s anybody’s guess if they will continue to do so after COVID-19 recedes. But Kohl’s will have to make a very compelling case to get them to break these new habits.

# Kohl's Activists Have a Point, But Why Now?

BloombergOpinion
Sarah Halzack

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Published on February 22 2021, 10:05 PM
Last Updated on February 23 2021, 5:08 PM

(Bloomberg Opinion) -- Many investors have left department stores for dead. But a coalition of activists sees potential in one such retailer — Kohl's Corp. — as it overhauls its board.

A group consisting of Macellum, Ancora, Legion Partners and 4010 Capital said Monday that it aims to install a slate of nine new directors at the struggling retailer, attributing years of weak sales and eroding profit margins to strategic failures. The coalition is calling for a wide range of changes, including generating cash through sale-leaseback agreements and improving its merchandising capabilities and inventory management.

The presentation makes a compelling case that Kohl's, a chain with more than 1,000 stores, has not been managed to its fullest potential in recent years. But I question whether the timing is right for this kind of campaign.

The activists note that Kohl's operating margin shank from 11.5% in 2011 to 6.1% in 2019. They also estimate that diminished rivals such as Sears and J.C. Penney Co. gave up $12 billion in sales between 2015 and 2019, which should have represented an easy opportunity for Kohl’s to pick up market share. Instead, the chain lost $300 million in sales in that time. That’s a damning portrait, especially when you consider Kohl’s built-in advantages, such as stores that are not located in moribund enclosed malls and its extensive efforts to drive traffic, including adding more active wear to its shelves and allowing Amazon.com Inc. purchases to be returned to its stores.
One idea in the presentation, for Kohl’s to monetize its real estate, has particular merit. The activists estimate Kohl’s could generate $3 billion through sale-leaseback transactions. Kohl’s has tried in the past to get creative with its real estate portfolio, in some cases making its stores smaller and leasing the remaining square footage to the likes of Aldi and Planet Fitness. But a more traditional sale-leaseback approach might make more sense now, and not just because it could provide a quick infusion of cash after a devastating year. The pandemic has revealed the importance of being able to fulfill online orders within local markets, leading retailers to experiment with creating micro-distribution centers in back rooms. Kohl’s might be better off designating the space it was leasing to others for its own digital efforts.
The activists are also correct to say that Kohl’s has serious work to do on its merchandising, Kohl’s leaders always say the right things about how their women’s apparel needs to improve, but they don’t have much to show for it. The company said in its October investor presentation that sales in the women’s business have declined at a 1.8% compound annualized rate over the past three years. That said, will a board overhaul make a difference? Kohl’s just put forward a fresh medium-term strategy in October; it is too early to know if it’s bearing fruit. The activists point out that the 2020 plan is awfully similar to Kohl’s 2014 strategy, and that’s a fair criticism, perhaps an indication that the company has been stuck in neutral. But I’d also note that some of the changes the coalition is calling for are ones that Kohl’s has recently committed to or undertaken. For example, Kohl’s has said it will eliminate eight private brands and add new ones to repair its women’s business, consistent with the activists’ calls to “re-establish women’s apparel as a traffic driver” and “fix problems with private label.”
Why not give the management team a chance to execute that vision? That’s especially true given that they seem to have some faith in CEO Michelle Gass and her C-suite team; after all, they’re not calling for her ouster. That faith isn’t misplaced: Gass, who became CEO in 2018, is a smart executive who has shown more creativity than many of her peers in reimagining the department-store format.

Also, clothing retailers have just been through a year in which the pandemic forced them to rethinl virtually every aspect of their business. They had to devise safety protocols for stores, reconfigure their workforces for a more digital-centric world and upend their marketing, merchandising and inventory strategies for stay-at-home living. All of that has likely served as a distraction for Kohl’s and virtually every one of its competitors. Now that the initial pandemic shock has passed, the Kohl’s team should be able to hasten progress on turnaround initiatives, with or without a push by activists. Plus, it is possible that a fight over board seats may create another distraction that makes it harder for the company to focus on the changes it needs to make.
The best outcome is a quick settlement in which some, but not all, of the activist group’s candidate: are added to the board. That will give Kohl’s the benefit of some fresh perspective but lets Gass and her team quickly get back to the tricky task of overhauling the business.
This column does not necessarily reflect the opinion of the editorial board or Bloomberg LP and its owners.
Sarah Halzack is a Bloomberg Opinion columnist covering the consumer and retail industries. She was previously a national retail reporter for the Washington Post.
©2021 Bloomberg L.P.
Bloomberg Quint: Kohl’s Activists Have a Point, But Why Now? By Sarah Halzack February 22nd, 2021 Many investors have left department stores for dead. But a coalition of activists sees potential in one such retailer — Kohl’s Corp. — as it overhauls its board.
A group consisting of Macellum, Ancora, Legion Partners and 4010 Capital said Monday that it aims to install a slate of nine new directors at the struggling retailer, attributing years of weak sales and eroding profit margins to strategic failures. The coalition is calling for a wide range of changes, including generating cash through sale-leaseback agreements and improving its merchandising capabilities and inventory management.
The presentation makes a compelling case that Kohl’s, a chain with more than 1,000 stores, has not been managed to its fullest potential in recent years. But I question whether the timing is right for this kind of campaign.
The activists note that Kohl’s operating margin shank from 11.5% in 2011 to 6.1% in 2019. They also estimate that diminished rivals such as Sears and J.C. Penney Co. gave up $12 billion in sales between 2015 and 2019, which should have represented an easy opportunity for Kohl’s to pick up market share. Instead, the chain lost $300 million in sales in that time. That’s a damning portrait, especially when you consider Kohl’s built-in advantages, such as stores that are not located in moribund enclosed malls and its extensive efforts to drive traffic, including adding more active wear to its shelves and allowing Amazon.com Inc. purchases to be returned to its stores.
One idea in the presentation, for Kohl’s to monetize its real estate, has particular merit. The activists estimate Kohl’s could generate $3 billion through sale-leaseback transactions. Kohl’s has tried in the past to get creative with its real estate portfolio, in some cases making its stores smaller and leasing the remaining square footage to the likes of Aldi and Planet Fitness. But a more traditional sale-leaseback approach might make more sense now, and not just because it could provide a quick infusion of cash after a devastating year. The pandemic has revealed the importance of being able to fulfill online orders within local markets, leading retailers to experiment with creating micro-distribution centers in back rooms.

One idea in the presentation, for Kohl's to monetize its real estate, has particular merit. The activists estimate Kohl's could generate $3 billion through sale-leaseback transactions. Kohl's has tried in the past to get creative with its real estate portfolio, in some cases making its stores smaller and leasing the remaining square footage to the likes of Aldi and Planet Fitness. But a more traditional sale-leaseback approach might make more sense now, and not just because it could provide a quick infusion of cash after a devastating year. The pandemic has revealed the importance of being able to fulfill online orders within local markets, leading retailers to experiment with creating micro-distribution centers in back rooms. Kohl's might be better off designating the space it was leasing to others for its own digital efforts.

The activists are also correct to say that Kohl's has serious work to do on its merchandising. Kohl's leaders always say the right things about how their women's apparel needs to improve, but they don't have much to show for it. The company said in its October investor presentation that sales in the women's business have declined at a 1.8% compound annualized rate over the past three years.

That said, will a board overhaul make a difference? Kohl's just put forward a fresh medium-term strategy in October; it is too early to know if it's bearing fruit. The activists point out that the 2020 plan is awfully similar to Kohl's 2014 strategy, and that's a fair criticism, perhaps an indication that the company has been stuck in neutral. But I'd also note that some of the changes the coalition is calling for are ones that Kohl's has recently committed to or undertaken. For example, Kohl's has said it will eliminate eight private brands and add new ones to repair its women's business, consistent with the activists' calls to "re-establish women's apparel as a traffic driver" and "fix problems with private label."

Why not give the management team a chance to execute that vision? That's especially true given that they seem to have some faith in CEO Michelle Gass and her C-suite team; after all, they're not calling for her ouster. That faith isn't misplaced: Gass, who became CEO in 2018, is a smart executive who has shown more creativity than many of her peers in reimagining the department-store format.

Also, clothing retailers have just been through a year in which the pandemic forced them to rethink virtually every aspect of their business. They had to devise safety protocols for stores, reconfigure their workforces for a more digital-centric world and upend their marketing, merchandising and inventory strategies for stay-at-home living. All of that has likely served as a distraction for Kohl's and virtually every one of its competitors. Now that the initial pandemic shock has passed, the Kohl's team should be able to hasten progress on turnaround initiatives, with or without a push by activists. Plus, it is possible that a fight over board seats may create another distraction that makes it harder for the company to focus on the changes it needs to make.

The best outcome is a quick settlement in which some, but not all, of the activist group's candidates are added to the board. That will give Kohl's the benefit of some fresh perspective but lets Gass and her team quickly get back to the tricky task of overhauling the business.

This column does not necessarily reflect the opinion of the editorial board or Bloomberg LP and its owners.

Sarah Halzack is a Bloomberg Opinion columnist covering the consumer and retail industries. She was previously a national retail reporter for the Washington Post.

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